INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into this                                                                day of                                                               , 200             between Nu Skin Enterprises, Inc., a Delaware corporation (“Corporation”), and                                                                (“Indemnitee”).

RECITALS:

        A.         WHEREAS, Indemnitee, an officer or a member of the Board of Directors of Corporation, performs a valuable service in such capacity for Corporation; and

        B.         WHEREAS, the directors of Corporation have adopted Bylaws (the “Bylaws”) providing for the indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”); and

        C.         WHEREAS, the Bylaws and the DGCL, by their non-exclusive nature, permit contracts between Corporation and the members of its Board of Directors and officers with respect to indemnification of such directors and officers; and

        D.         WHEREAS, in accordance with the authorization as provided by the DCGL, Corporation has purchased or may purchase a policy or policies of Directors and Officers Liability Insurance (“D & O Insurance”), covering certain liabilities that may be incurred by its directors and officers in their performance as directors and officers of Corporation; and

        E.         WHEREAS, as a result of developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded members of the Board of Directors and officers by such D & O Insurance and by statuary and bylaw indemnification provisions; and

        F.         WHEREAS, in order to induce Indemnitee to serve as a member of the Board of Directors or as an officer of Corporation, Corporation has determined and agreed to enter into this Agreement with Indemnitee;

        NOW, THEREFORE, in consideration of Indemnitee’s service as a director or officer of Corporation after the date hereof, the parties hereto agree as follows:

        1.         Indemnity of Indemnitee. Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the DGCL, as the same may be amended from time to time (but, in case of any such amendment, only to the extent that such amendment permits Corporation to provide broader indemnification rights than the law permitted Corporation to provide prior to the amendment).

        2.         Additional Indemnity. Subject only to the exclusions set forth in Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

                 (a)         against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by or in the right of Corporation) (“Indemnifiable Liabilities Against Third Party Suits”) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

                 (b)         against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of Corporation (together with Indemnifiable Liabilities Against Third Party Suits, “Indemnifiable Liabilities”) to procure a judgment in its favor by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

                 (c)         otherwise to the fullest extent as may be provided to Indemnitee by Corporation under the non-exclusivity provisions of Article 5 of the Bylaws of Corporation and the DGCL.

        3.          Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by Corporation:

                 (a)         except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which Indemnitee is indemnified pursuant to Section 1 hereof or pursuant to any D & O Insurance purchased and maintained by Corporation;

                 (b)         in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                 (c)         on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any federal, state or local statutory law;

                 (d)         on account of Indemnitee’s conduct that is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

                 (e)         on account of Indemnitee’s conduct that is the subject of an action, suit or proceeding described in Section 8(c)(ii) hereof;

                 (f)         on account of any action, claim or proceeding (other than a proceeding referred to in Section 10(b) hereof) initiated by Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors; and

                 (g)          if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

        4.         Change in Control.

                 (a)         The Corporation agrees that if there is a Change in Control of the Corporation (other than a Change in Control which has been approved by a majority of the Corporation’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Indemnifiable Liabilities under this Agreement and advancement of expenses under Section 8 of this Agreement or under any other agreement or under the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws, as now or hereafter in effect, the Corporation shall only take a position on the coverage or terms of the indemnification available under such documents after seeking advice from legal counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld) (“Independent Legal Counsel”). Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                 (b)          As used in this Agreement, the term “Change in Control” shall mean: (i) a dissolution or liquidation of the Corporation; (ii) a sale of all or substantially all of the assets of the Corporation; (iii) a merger or consolidation in which the Corporation is not the surviving corporation and in which beneficial ownership of securities of the Corporation representing at least 50% of the combined voting power entitled to vote in the election of directors has changed; or (iv) a reverse merger in which the Corporation is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Corporation representing at least 50% of the combined voting power entitled to vote in the election of directors has changed; or (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Corporation or subsidiary of the Corporation or other entity controlled by the Corporation) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act or comparable successor rule) of securities of the Corporation representing at least 50% of the combined voting power entitled to vote in the election of directors.

        5.         Contribution.

                 (a)         If the indemnification provided in Sections 1 and 2 hereof is unavailable by reason of a court decision described in paragraph (g) of Section 3 hereof based on grounds other than any of those set forth in paragraphs (b) through (f) of Section 3 hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Indemnitee on the other in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

                 (b)         The determination as to the amount of the contribution, if any, shall be made by:

(i) a court of competent jurisdiction upon the application of both Indemnitee and Corporation (if an action or suit had been brought in, and final determination had been rendered by, such court); or

(ii) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding.

                 6.         Continuation of Obligations. All agreements and obligations of Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee is subject to any possible or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of Corporation or serving in any other capacity referred to herein.

                 7.         Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve Corporation from any liability that it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies Corporation of the commencement thereof:

                 (a)         Corporation will be entitled to participate therein at its own expense;

                 (b)         except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from Corporation to Indemnitee of its election so as to assume the defense thereof, Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Corporation and Indemnitee in the conduct of the defense of such action, suit or proceeding or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above;

                 (c)         Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding or claim affected without its written consent. Corporation shall be permitted to settle any action, suit or proceeding except that it shall not settle any action, suit or proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

        8.          Advancement and Repayment of Expenses.

                 (a)         In the event that Indemnitee employs his own counsel pursuant to Section 7(b)(i) through (iii) above, Corporation shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Indemnitee for such expenses.

                 (b)         Indemnitee agrees that he will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent it shall be determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled under the provisions of the DGCL, the Bylaws, this Agreement or otherwise, to be indemnified by Corporation for such expenses.

                 (c)         Notwithstanding the foregoing, Corporation shall not be required to advance such expenses to Indemnitee if Indemnitee (i) commences any action, suit or proceeding as a plaintiff; unless such advance is specifically approved by a majority of the Board of Directors, or (ii) is a party to an action, suit or proceeding brought by Corporation and approved by a majority of the Board of Directors that alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee’s fiduciary or contractual obligations to Corporation, or any other willful and deliberate breach in bad faith of Indemnitee’s duty to Corporation or its stockholders.

                 (d)         Notwithstanding anything contained herein, in the event any payment of Indemnifiable Liabilities would be deemed to violate the prohibitions against loans to directors or executive officers contained in Section 402 of the Sarbanes-Oxley Act of 2002 or any comparable rule or regulation, then the payment of such Indemnifiable Liabilities shall be restructured by Corporation in such a manner as may be determined by the reasonable business judgment of its disinterested directors to comply with the provisions of these regulations.

        9.          Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Indemnifiable Liabilities incurred, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Indemnifiable Liabilities to which Indemnitee is entitled.

        10.          Enforcement.

                 (a)         Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligation imposed on Corporation hereby in order to induce Indemnitee to serve as a director or officer of Corporation, and acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

                 (b)         In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

        11.         Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on Corporation to establish that Indemnitee is not so entitled. As used in this Agreement, the term “Reviewing Party” shall mean any person or body appointed by the Board of Directors and approved by the Indemnitee (which approval shall not be unreasonably withheld) in accordance with applicable law to review Corporation’s obligations hereunder and under applicable law. The Reviewing Party may include any member of Corporation’s Board of Directors, any independent legal counsel selected by Corporation, or any other person or body who is not a party to the particular Claim for which the Indemnified Person is seeking indemnification, in each case as appointed by the Board of Directors.

        12.         Appeal. If any Reviewing Party determines that the Indemnitee substantively is not entitled to be indemnified hereunder, in whole or in part, under applicable law, or fails to undertake its obligations under this Agreement within a reasonable timeframe, the Indemnitee shall have the right to commence litigation to seek an initial determination by the court or to challenge any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and Corporation hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding upon Corporation and the Indemnitee.

        13.         Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of each Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable Corporation effectively to bring suit to enforce such rights.

        14.         Non-Exclusivity of Rights. The contract rights conferred on Indemnitee by this Agreement shall be in addition to, but not exclusive of any other right that Indemnitee may have or hereafter acquire under any statute, provisions of Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of the stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

        15.         Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of Corporation and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

        16.         Separability. Each of the provisions of this Agreement is a separate and distinct agreement and is independent of the others, so that if any or all of the provisions hereof are held to be invalid or unenforceable for any reason, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof or the obligation of Corporation to indemnify Indemnitee to the fullest extent provided by the Bylaws or the DGCL.

        17.         Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

        18.         Binding Effect. This Agreement shall be binding upon Indemnitee and upon Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

        19.         Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INDEMNITEE:	CORPORATION: NU SKIN ENTERPRISES, INC., A Delaware corporation By: Its: Chief Executive Officer